Exhibit nn
EATON CORPORATION
AMENDED AND RESTATED GRANTOR TRUST AGREEMENT
FOR EMPLOYEES’ DEFERRED COMPENSATION PLANS
     This Amended and Restated Trust Agreement is made this 1st day of January, 2010 (the “Effective Date”), by and between EATON CORPORATION (hereinafter referred to as the “Company”), an Ohio corporation, and WILMINGTON TRUST RETIREMENT AND INSTITUTIONAL SERVICES COMPANY, a Delaware corporation, as successor trustee (hereinafter referred to as the “Trustee”);
     WHEREAS, the Company has adopted and maintains nonqualified deferred compensation plans listed in Appendix A that were closed to new contributions effective December 31, 2004 and therefore are not subject to the requirements of Internal Revenue Code Section 409A (hereinafter referred to as the “Plans”);
     WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;
     WHEREAS, the Company has established and maintains a trust (hereinafter called “Trust”) and has contributed to the Trust assets that are held in accordance with a Trust Agreement between Wachovia Bank of North Carolina, N.A. (the “Former Trustee”) and the Company, dated December 6, 1996, to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;
     WHEREAS, the Trust, as amended, permits the removal of the Former Trustee, the appointment of a successor trustee, and the amendment of the Trust;
     WHEREAS, the Company has removed the Former Trustee as the trustee of the Trust and appointed Wilmington Trust Retirement and Institutional Services Company as the successor trustee and Wilmington Trust Retirement and Institutional Services Company accepts such appointment, all as of the Effective Date;
     WHEREAS, the Company desires to continue the Trust, as amended and restated herein, which includes certain changes required in order for the Trustee to be willing to accept the appointment as Trustee, and under the terms of which assets transferred from the Former Trustee and new contributions shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as herein defined, until paid to Plan participants or their beneficiaries in such manner and at such times as specified in the Plans;
     WHEREAS, it is the intention of the parties that this Trust shall continue to constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing for the deferral of fees by the employee directors of the Company for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

     WHEREAS, prior to a Change in Control or Failure to Pay the Company may, in its sole discretion, make further contributions to the Trust, to provide itself with a source of funds to assist it in meeting its liabilities under the Plans;
     WHEREAS, in conjunction with the removal of the Former Trustee, the Company has appointed a new external recordkeeper for the Plans in order to provide expanded and enhanced services to the participants (the “Recordkeeper”); and
     WHEREAS, the Company hereby represents and warrants to Trustee that (i) the amendment and restatement reflected herein does not conflict with the terms of the Plans and the changes to the Trust Agreement do not have an adverse effect upon the participants and their rights hereunder; and (ii) no change in control of the Company, as defined in the Plans and/or the trust agreement with the Former Trustee, has occurred as of the Effective Date;
     NOW, THEREFORE, the parties do hereby amend and restate the Trust and agree that the Trust shall be comprised, held and disposed of as follows:
Section 1. Establishment of Trust.
     (a) The Company has caused the Former Trustee to transfer all assets held in the Trust to the Trustee, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.
     (b) Prior to the satisfaction of all Plan liabilities, and except as noted in Sections 3 and 4 below, the Trust continues to be irrevocable.
     (c) The Trust is intended to continue to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of participants and their beneficiaries under the Plans and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.
     (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property (including without limitation Company Shares, as hereinafter defined) in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any participant or beneficiary under the Plans shall have any right to compel such additional deposits. Notwithstanding the foregoing, the Company shall, no later than the date of a Change in Control or Failure to Pay, as defined in clause (ii) of the definition of that term, and on each of the first and second anniversaries of that date, make a contribution to the Trust in an amount equal to the difference, if any, between (i) 100% of the vested liabilities under the Plans and (ii) the value of the Trust assets. Trustee and the participants and beneficiaries under the Plans shall have the power to enforce the Company’s contribution obligation following a Change in Control or Failure to Pay, as defined in clause (ii) of the definition of that term.
Section 2. Payments to Participants and Their Beneficiaries.
     (a) The Recordkeeper has the responsibility to maintain a record of the accounts for each participant and his or her beneficiaries under the Plans. The Company or the Recordkeeper shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each participant under the Plans (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the participants and their beneficiaries in accordance with the Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.
     (b) The entitlement of a participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such independent fiduciary as it may (before a Change in Control or Failure to Pay) or shall (after a Change in Control or Failure to Pay) designate (the “Fiduciary”), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.
     (c) The Company may make payment of benefits directly to participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earning thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, as indicated to the Trustee on the Payment Schedule, the Company shall make the balance of each such payment as it falls due. The Trustee shall reimburse the Company for any amounts paid to the participants or their beneficiaries if made prior to a Change in Control or Failure to Pay; provided there are sufficient assets in the Trust to pay the reimbursement.
     (d) Notwithstanding anything herein to the contrary, upon the occurrence of a Termination and Change in Control, the participants shall be entitled to receive from the Trust the payments provided in Section 2(f); provided there are sufficient Trust assets to make all such payments. If there are not enough assets for full payments to all participants or their beneficiaries, the payments will be made pro rata based on the proportion between the participant or beneficiaries’ benefit (as reflected on the then current Payment Schedule) and the total Trust assets. The Trustee shall make such payments in accordance with a Payment Schedule delivered to it by the Company or the Recordkeeper, or at the written direction of the Fiduciary.
     (e) Notwithstanding anything herein to the contrary, upon the occurrence of a Failure to Pay, each participant covered by the situation described in clause (i) of the definition of Failure to Pay, or each of the participants in the event of a situation described in clause (ii) of that definition, as the case may be, shall be entitled to receive from the Trust the payments as provided in Section 2(f); provided there are sufficient assets in the Trust to make all such payments. The Trustee shall make such payments in accordance with a Payment Schedule delivered to it by the Company or the Recordkeeper, or at the written direction of the Fiduciary.
     (f) Each participant has selected one of the following payment alternatives with respect to each Plan, and payment shall be made to each such participant in accordance with his or her selected alternative from among the following two options:
     1. A lump sum payment of the full amount credited to the participant’s accounts under the Plans within 30 days following the Termination and Change in Control or Failure to Pay, as the case may be; or
     2. Payment of the full amount credited to the participant’s accounts under the Plans in monthly, quarterly, semiannual or annual payments, over a period not to exceed fifteen years, as selected by the participant commencing within 30 days following the Change in Control, which are substantially equal in amount or in the number of share units being valued and paid or in the number of Company Shares being distributed, except that earnings attributable to periods following the Change in Control shall be included with each payment.
Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiaries When the Company is Insolvent.
     (a) Trustee shall cease payment of benefits to participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
     (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below:
     (1) The Chief Executive Officer of the Company shall have the duty to inform Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent, Trustee shall determine whether company in Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.
     (2) Unless Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

     (3) If at any time Trustee has determined that the Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.
     (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).
     (c) Provided that there are sufficient assets in the Trust, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.
Section 4. Payments to the Company.
     Except as provided in Sections 2, 3 and this Section 4, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans. Notwithstanding the foregoing, upon the Company’s request, if the Trustee determines that certain assets will clearly never be required to pay benefits to the Plan participants or their beneficiaries, or to pay Trust expenses, then such assets will be returned to the Company. For purposes of the foregoing, the Trustee is entitled to determine that assets will clearly never be required to pay benefits to the Plan participants or their beneficiaries or to pay Trust expenses to the extent that Trust assets exceed 125% of the present value of liabilities under the Plans (including vested and unvested amounts). The Trustee is entitled to rely on liability data provided by the Plans’ recordkeeper in determining the amount available for payment to the Company under this Section 4.
Section 5. Investment Authority.
     (a) The Trust may hold assets of any kind, including securities issued by the Company and including shares of any registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such investment company and receives compensation from such investment company for the services provided (which compensation shall be in addition to the compensation of the Trustee under this Trust). The Company acknowledges that shares in any such investment company are not obligations of the Trustee or any other bank, are not deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve or any other governmental agency. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting and dividend rights with respect to Trust assets will be exercised by the Company.

     (b) Prior to a Change in Control or Failure to Pay, as defined in clause (ii) of the definition of that term, the Company shall have the right, at any time and from time to time, in its sole discretion, to direct Trustee as to the investment and reinvestment of all or specified portions of Trust assets and the income therefrom and to appoint an investment manager or investment managers to direct Trustee as to the investment and reinvestment of all or specified portions thereof. For purposes of the preceding sentence, “investment manager” includes a broker/dealer designated or appointed by the Company who shall have the power and authority to supervise, manage and direct the investment of assets that comprise all or a portion of the Trust fund as herein provided. Any such investment manager shall acknowledge to the Company in writing that it accepts such appointment. The Company shall be responsible for ensuring compliance with the foregoing requirement and shall notify Trustee if an investment manager has been duly appointed in accordance with the foregoing requirements. Following a Change in Control or Failure to Pay, as defined in clause (ii) of the definition of that term, Trustee shall be solely responsible for directing the investment and reinvestment of all Trust assets.
     (c) In its sole discretion, Trustee may hold that portion of the Trust Fund as is appropriate, for the ordinary administration and for the disbursement of funds in cash, without liability for interest notwithstanding Trustee’s receipt of “float” from such uninvested cash, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or is otherwise a fiduciary of the Plan) subject to the rules and regulations governing such deposits, and without regard to the amount of such deposit.
     (d) The Company shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.
     (e) Pursuant to the Shareholder Communication Act, Trustee is obligated to provide to issuers of securities identifying information such as the Company’s name(s), address(es), and share positions, unless the Company objects herein or through subsequent notice to Trustee in writing. Unless otherwise directed in writing, Trustee is not authorized to disclose the name, address and share positions of the Company under this Trust and/or any person or organization designated to give instructions under this Trust Agreement to entities over whose securities the Company or such person or organization exercises voting authority or to others upon request by such entities.
Section 6. Disposition of Income.
     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7. Accounting by Trustee.
     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee. Within 45 days following the close of each calendar year and within 45 days after the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Such account statements shall be mailed to the Company or, if the Company agrees, delivered via e-mail or other electronic means.
Section 8. Responsibility of Trustee.
     (a) Trustee shall act with care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of any enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company or an investment manager which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company or such investment manager or, following a Change in Control, the Fiduciary.
     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments, except to the extent that the Trustee would not be entitled to indemnification for such costs, expenses and liabilities pursuant to Section 9(b) hereof. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust. In no event shall Trustee have any liability or responsibility to undertake, defend or continue any litigation unless payment of related fees and expenses is ensured to the reasonable satisfaction of Trustee.
     (c) Trustee, at the expense of the Trust or the Company, may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.
     (d) Trustee, at the expense of the Trust or the Company, may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.
     (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) However, notwithstanding the provisions of Section 8(e) above, prior to a Change in Control affecting the Company, Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust. Upon a Change in Control, such a loan may be made with the consent of the majority of Plan participants, whether or not employed by the Company.
     (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.
     (h) Trustee shall have no responsibility or liability respect to: (i) the truth or accuracy of any representation or warranty made in any application or related document provided to the insurer in connection with the issuance or renewal of any insurance policies or insurance contracts, including any representation that the person on whose life an application is being made is eligible to have a contract issued on his or her life; (ii) the selection or monitoring (ongoing or periodic) of any insurance policies or insurance contracts held in the Trust or the insurers issuing such policies or contracts; (iii) the payment of premiums with respect to such policies or contracts; or (iv) the exercise of any rights relating to any such policies or contracts except as directed in writing by the Company.
     (i) Upon the expiration of ninety (90) days from the date of Trustee’s annual, quarterly or any other account, the Trustee shall be forever released and discharged from all liability and further accountability to the Company or any other person with respect to the accuracy of such accounting and all acts and failures to act of Trustee reflected in such account, except to the extent that the Company shall, within such 90-day period, file with Trustee specific written objections to the account. Neither the Company, nor any participant or beneficiary under the Plans or any other person shall be entitled to any additional or different accounting by Trustee and Trustee shall not be compelled to file in any court any additional or different accounting. For purposes of regulations promulgated by the FDIC, Trustee’s account statements shall be sufficient information concerning securities transactions effected for the Trust, provided that the Company, upon written request, shall have the right to receive at no additional cost written confirmations of such securities transactions, which shall be mailed or otherwise furnished by the Trustee within the timeframe required by applicable regulations.
     (j) Trustee shall have no duty or responsibility not expressly set forth in this Trust Agreement. By way of example, but without limiting the matters subject to the foregoing sentence, Trustee shall have no responsibility with respect to the administration or interpretation of the Plan, payment of Plan benefits other than from the assets of the Trust, the calculation of tax to be withheld, reported and/or paid to taxing authorities and (if applicable pursuant to the fee schedule) withholding, remitting, or reporting to taxing authorities of taxes other than from payments made with Trust assets to Plan participants and other than as directed by the Company, or maintaining participant records with respect to the Plan.

Section 9. Compensation and Expenses of Trustee.
     (a) The Company shall pay all reasonable administrative and Trustee’s fees and expenses, as the parties may agree, on a monthly basis. If not so paid, the Trustee shall be entitled to deduct such fees and expenses from the Trust.
     (b) The Company shall indemnify and hold Trustee harmless from and against any and all losses, costs, damages and expenses (including reasonable attorney’s fees and disbursements) of any kind or nature (collectively, “Losses”) imposed on or incurred by Trustee by reason of its service pursuant to this Trust Agreement, including any Losses arising out of any threatened, pending or completed claim, action, suit or proceeding, except to the extent such Losses are caused by the gross negligence, willful misconduct or bad faith of Trustee. To the extent not paid by the Company, Trustee shall be entitled to deduct such amounts from the Trust.
     (c) The provisions of this Section 9 shall survive termination of this Trust Agreement.
Section 10. Resignation and Removal of Trustee.
     (a) Trustee may resign at any time by written notice to the Company, which shall be effective ninety (90) days after receipt of such notice unless the Company and Trustee agree otherwise.
     (b) Trustee may be removed by the Company on thirty (30) days’ notice or upon shorter notice accepted by Trustee. Upon a Change in Control, and for three years following such Change in Control, the Company may remove Trustee with the consent of the majority of Plan participants, whether or not employed by the Company, and if a participant is dead, his or her beneficiary(ies) (who collectively shall have one vote among them and shall vote in place of such deceased participant).
     (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. To the extent possible, the transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.
     (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.
Section 11. Appointment of Successor.
     (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. Notwithstanding the foregoing, if Trustee’s resignation or removal occurs within three years following a Change in Control, the appointment of a successor will be effective no earlier than the date the Company receives written consent of a majority of Plan participants whether or not employed by the Company, and if a participant is dead, his or her beneficiary(ies) (who collectively shall have one vote among them and shall vote in place of such deceased participant). The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.
     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.
Section 12. Amendment or Termination.
     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and the Company only if such amendment does not have an adverse effect upon the participants and their rights hereunder or if the amendment is approved in writing by 90 percent of all participants. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.
     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.
     (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.
     Section 13. Miscellaneous.
     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     (d) Trustee represents that it qualifies for FDIC prorata worth pass-through insurance coverage in accordance with the standards set forth in applicable federal law and FDIC insurance regulations. If Trustee fails at any time in the future to so qualify for prorata worth pass-through insurance coverage, it will promptly notify the Company.

     (e) In no event will Trustee have any obligation to provide, and in no event will Trustee provide, any legal, tax, accounting, audit or other advice to the Company with respect to the Plans or this Trust. the Company acknowledges that it will rely exclusively on the advice of its accountants and/or attorneys with respect to all legal, tax, accounting, audit and other advice required or desired by the Company with respect to the Plans or this Trust. the Company acknowledges that Trustee has not made any representations of any kind, and will not make any representations of any kind, concerning the legal, tax, accounting, audit or other treatment of the Plans or this Trust.
     (f) The Company acknowledges that Trustee is not an advisor concerning or a promoter with respect to the Plans or this Trust, but merely is a service provider offering the Trust services expressly set forth in this Agreement. In particular, the Company acknowledges that Trustee is not a joint venture or partner with the Company’s accountants, auditors, consultants or with any other party, with respect to the Plans or this Trust, and that Trustee and the Company’s accountants, auditors and consultants at all times remain independent parties dealing at arm’s length, and independently, with each other and with the Company.
     (g) Company represents and warrants that the Plans and the administration thereof and the establishment of this Trust comply in all material respects with applicable law and shall continue to be in material compliance therewith.
     (h) Trustee shall have no liability for any losses arising out of delays in performing the services which it renders under this Trust Agreement which result from events beyond its control, including without limitation, interruption of the business of Trustee due to acts of God, acts of governmental authority, acts of war, riots, civil commotions, insurrections, labor difficulties (including, but not limited to, strikes and other work slippages due to slow-downs), or any action of any courier or utility, mechanical or other malfunction, or electronic interruption.
     (i) For purposes of this Trust, Change in Control shall have the meaning given under any of the Plans.
     (j) The Board of Directors of the Company as constituted immediately prior to the consummation of a Change in Control and the Chief Executive Officer of the Company shall have the duty to inform Trustee in writing of the occurrence of a Change in Control. Trustee may rely exclusively on this writing and shall have no duty to inquire whether a Change in Control has taken place or to make any determination as to whether a Change in Control has occurred.
Section 14. Company Shares Provisions.
     (a) Applicability: As long as Company Shares (as defined below) are held in the Trust, the provisions of this Section 14 shall apply to such investment.
     (b) Definition: As used in this Trust agreement “Company Shares” shall mean Common Shares ($.50 per value) of the Company, together with any other rights, warrants, options, shares or other securities, whether of the Company, any successor thereto or any other issuer, that are from time to time issued as a dividend or distribution on or in respect of such Common Shares, or for or into which any of such Common Shares or such other securities may be exchanged, changed or converted, by operation of law or otherwise.
     (c) Retention, No Duty to Diversify: The Trustee is specifically authorized to retain any Company Shares deposited with the Trustee or acquired by the Trustee, and notwithstanding anything otherwise contained in this Trust Agreement or with respect to any duty implied by law or otherwise, the Trustee has no duty to diversify the Trust Fund.
     (d) Voting: With respect to Company Shares held in the Trust, Trustee shall have the responsibility to vote proxies, respond to tender offers or take other similar action only to the extent timely directed to do so by a duly appointed Investment Manager.
     (e) Dividends: Dividends shall be invested pursuant to the provisions of this Trust Agreement for the investment of otherwise uninvested cash.
     (f) Valuation: Trustee shall periodically determine the market value of the assets of the Trust Fund or, in the absence of readily ascertainable market values, at such values as Trustee shall determine in accordance with methods consistently followed and uniformly applied. With respect to assets without readily ascertainable market values, Trustee may rely for all purposes of this Trust Agreement on the latest valuation and transaction information submitted to it by the person responsible for the investment. The Company shall cause such person to provide the Trustee with all information needed by the Trustee to discharge its obligations to value such assets and to account under this Trust Agreement. In the event that any Company Shares held by the Trust are not registered with the Securities and Exchange Commission (“SEC”) and publicly traded, or if not actively traded, the Company shall engage the services of a reputable, independent third party to perform valuations (the “Valuation Firm”) not less frequently than annually, and the Trustee may rely for all purposes of this Trust Agreement on the latest annual valuation provided by the Valuation Firm. The Company represents and warrants to the Trustee that all information provided to such party performing valuations by or on behalf of the Company shall be complete, true and accurate in all material respects and sufficient to enable the Valuation Firm to perform its valuation services and Trustee to provide an accurate account under Section 7.
     (g) Sales/Distributions/Compliance with Rule 144/etc.: The provisions of this Section 14 shall control all matters concerning the acquisition, disposition and holding of Company Shares. The Company hereby represents, warrants and covenants that the Company is and shall be the sole legal and beneficial owner of all Company Shares that are transferred to or acquired by the Trustee from time to time, and the Company has and shall have all requisite power and authority to issue, transfer and deliver any such Company Shares to the Trustee. All Company Shares delivered to the Trustee shall be validly issued, fully paid and non-assessable and free and clear of any liens, security interests or other interests by any other person or entity other than Trustee, the Company and the creditors of the Company as provided pursuant to the terms of this Trust Agreement. The Company hereby represents, warrants and covenants that: (i) the Company shall at all times comply in all material respects with all applicable laws, regulations, restrictions and reporting requirements relating to or affecting Company Shares from time to time, including, without limitation, federal and state securities laws, and the rules of any applicable exchange; and (ii) each sale or distribution of the Trust Fund’s Company Shares shall be directed by the Company in accordance with all applicable federal and state securities laws, including without limitation, Rule 144 of the 1933 Act for sales by affiliates of the issuer (“Rule 144”) or any successor SEC rule, and the rules of any applicable exchange. The Company shall cause its counsel to prepare a Notice of Proposed Sale of Securities Pursuant to Rule 144 as specified in Rule 144 (“Form 144”) on behalf of the Trust and submit the Form 144 to the Trustee for review not less than 5 days prior to the initial sale of Company Shares that the Company plans to direct or as otherwise provided for by Section 14(g) of this Trust Agreement (and not less than 3 days prior to any subsequent sale of Company Shares requiring a new or amended Form 144). The Company and its counsel shall be solely responsible for identifying and communicating to the Trustee in writing: (i) any other sales of Company Shares that must be aggregated with the sales or distributions by the Trust Fund, (ii) all applicable “black out” periods, if any, (iii) the applicable holding periods, if any, for Company Shares held by the Trustee, and (iv) information regarding the appropriate tax reporting by the Trustee with respect to any sales or distributions of Company Shares (or the proceeds thereof) to any participant or beneficiary. As applicable, the Company may direct the brokers or dealers through which Company Shares is to be sold and the Trustee shall have no responsibility or liability with respect to any broker or dealer designated by the Company. If not so designated by the Company, the Trustee may select such brokers or dealers. The Trustee shall be responsible for signing and filing the agreed upon Form 144. The Company shall confirm to the Trustee if Company Shares are to be sold pursuant to Section 14(c) of this Trust Agreement, and as applicable the Company shall not direct any sale of Company Shares without confirming, that there is an accurate and effective Form 144 in place with respect to such sale. The Company further covenants and agrees to furnish or cause to be furnished to the Trustee, from time to time, such certifications, legal opinions and additional information as the Trustee may reasonably request in connection with Company Shares or any sale or distribution thereof.
     (h) Regulatory Reports: In the event the number of Company Shares held by the Trust, if any, meets or exceeds any applicable reporting threshold for the Trust or the Trustee, the Company agrees to provide written notice to the Trustee that the Trust has reached or exceeds the reporting threshold; to prepare and file such reports unless the Trustee provides notice that it shall prepare and file such reports or unless the Trustee shall be required to prepare and file such reports due to the Company’s failure to timely do so; to timely provide copies of the same to the Trustee for its review prior to filing; and to reimburse the Trustee for its out-of- pocket costs and expenses associated with reviewing, preparing and/or filing any regulatory report required to be filed by the Trustee, such as, by way of example, Forms 3, 4, 5 or Form 13G filed with the SEC. To the extent not paid by the Company, such costs and expenses may be deducted by the Trustee from the Trust.
Section 15. Additional Definitions.
“Failure to Pay” shall mean that the circumstances described in either (i) or (ii) have occurred:
(i)	Any participant shall have notified the Company and the Recordkeeper in writing that the Company has failed to pay to the participant, when due, either directly or by direction to the Trustee in accordance with the terms hereof, at least 75% of any and all amounts which the participant was entitled to receive at any time in accordance with the terms of any of the Plans, the Payment Schedule or this Trust Agreement, and that such amount remains unpaid. Such notice must set forth the amount, if any, which was paid to the participant, and the amount which the participant believes he or she was entitled to receive under the Plans, the Payment Schedule and this Trust Agreement; or

(ii)	More than two Plan participants shall have notified the Company and the Recordkeeper in writing, either individually or jointly, that they have not been paid, when due, amounts to which they are entitled under the Plans, the Payment Schedule or this Trust Agreement, and that such amount remains unpaid. Each such notice must set forth the amount, if any, which was paid to the participant, and the amount which the participant believes he or she was entitled to receive under the Plans, the Payment Schedule and this Trust agreement. Within 15 days after receipt of each such notice, the Company or Fiduciary shall determine, on a preliminary basis, whether any failure to pay such participants has resulted in a failure to pay when due, directly or by direction, at least 75% of the aggregate amount due to all participants under the Plans, the Payment Schedule and this Trust Agreement in any two-year period, and that such amount remains unpaid. If the Company or the Fiduciary determines that such a failure has occurred, then it shall so notify the participants in writing within the same 15-day period. Within a period of 20 days after receipt of such notice from the Trustee, the Company shall have failed to prove by clear and convincing evidence, in the sole and absolute discretion of the Trustee, that such amount was paid or was not due and payable. The Company shall have the responsibility to notify the Trustee of the occurrence of a Failure to Pay. If the Trustee receives notification from the Recordkeeper or the Fiduciary of a Failure to Pay, it may rely upon such notification as if it were a notification from the Company until such time, if any, as the party delivering such notification shall revoke it.
“Termination and Change in Control” shall mean the termination of the employment by the Company of a participant for any reason whatsoever, either at the initiative of the Company or the participant, prior to a Change in Control if there is a subsequent Change in Control, or the termination of employment of a participant for any reason whatsoever, either at the initiative of the Company or the participant, during the three-year period following a Change in Control. The Company shall have the responsibility to notify the Trustee of the occurrence of a Termination and Change in Control. If the Trustee receives notification from the Recordkeeper or the Fiduciary of a Termination and Change in Control, it may rely upon such notification as if it were a notification from the Company until such time, if any, as the party delivering such notification shall revoke it.
Section 16. Effective Date.
     The effective date of this Trust Agreement shall be the Effective Date set forth above.
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     IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be executed and their corporate seals to be attested by their respective duly authorized officers, all as of the day and year first above written.

[Corporate Seal]		EATON CORPORATION

Attest:	/s/ David M. O’Loughlin Assistant Secretary	By: Name:	/s/ Kurt B. McMaken Kurt B. McMaken
		Title:	Senior Vice President
Corporate Development and Treasury

		By:	/s/ Thomas E. Moran
		Name:	Thomas E. Moran
		Title:	Senior Vice President and Secretary

Address: 1111 Superior Avenue,
Cleveland, OH 44114

Telephone: (216) 523-5000
Telecopier: (216) 523-4907

[Corporate Seal]		WILMINGTON TRUST RETIREMENT AND
INSTITUTIONAL SERVICES COMPANY,
AS TRUSTEE

Attest:		By:
	Assistant Secretary	Name:
Vice President

Address: P.O. Box 52129
Phoenix, AZ 85072
Attn.: Vice President, Client Services

2800 North Central Avenue, Suite 900
Phoenix, AZ 85004

Telecopier: (602) 955-9564
Telephone:
APPENDIX A

LIST OF PLANS
Deferred Incentive Compensation Plan I (EIC)
Eaton Incentive Compensation Deferral Plan I (ESIP and SOMP)
Strategic Incentive and Option Plan (SIOP)

CERTIFICATE OF AUTHORIZED SIGNERS
CORPORATE
     I, _______, ______, do hereby certify that with respect to the _____________________________ (the “Trust”):
     1) each of the undersigned have been duly appointed to their position by the Company or authorized officials of the Trust,
     2) each of the undersigned individuals have the authority* to act on behalf of the Trust,
     3) the Title and Signature next to his or her name is such person’s Title and Signature, and
     4) this Certificate supersedes all previous Incumbency Certificates on file with Wilmington Trust Retirement and Institutional Services Company with respect to the Trust.

NAME	TITLE	SIGNATURE
Kurt B. McMaken	Senior Vice President Corporate Development And Treasury

Thomas E. Moran	Senior Vice President and Secretary

David M. O’Loughlin	Assistant Secretary

     IN WITNESS WHEREOF, I have caused this certificate to be executed and the seal of the Company to be hereunder affixed as of the ______________________ day of _________, 20___.

(SEAL)	(Assistant) Secretary

*	If one or more of the individuals have special or limited authority regarding the Trust, please provide such limitation or special information here or on a separate sheet of paper. Otherwise, all persons listed on this Certificate have the authority to direct any action under the Agreement with Wilmington Trust Retirement and Institutional Services Company. Unless otherwise indicated, only one signature is needed.